Exhibit 10.22

TRANSLATED FROM THE PORTEGUESE

                SUPPLY AGREEMENT FOR CONTINUOUS AND PLAIN FORMS,
                  PROMOTIONAL PRINTINGS, SPOOLS AND ENVELOPES


PROCESS NUMBER 2000/4230/1600-04
DATED 04/03/00
Agreement number 001978

By means of this private document of agreement, the parties BANCO BRADESCO S.A , with head office in Cidade de Deus, without number, registered in the General Taxpayer's Register under the number 60.746.948/0001-12, hereinafter called CONTRACTOR and AMERICAN BANK NOTE COMPANY GRAFICA E SERVICOS LTDA, with head office at Estrada do Ingai number 200 - Campo do Gupe - Barueri - S.P. registered at the General Taxpayer's Register under the number 33.113.309/0014/61 - Barueri - S.P., hereinafter called CONTRACTED, both parties being duly represented by their legal representatives with signatures below mentioned, have agreed upon the following:


CLAUSE 1 - THE OBJECTIVE

1.1 This agreement has the objective of the supply, separation and packaging to be made by the CONTRACTED in accordance with the schedule in Attachment II, of all the materials described in Attachment I ( plain, continuous and jet Forms, promotional Printing, Envelopes and Spools) that duly signed by the parts remains fully inserted in this Agreement.

1.2 The services of separation and D.T.B. issuance as well as of material expedition at a level of dependency will be performed by the CONTRACTED and will be delivered to the Logistic Operator indicated by the CONTRACTOR or for direct dispatch to the requiring party.


CLAUSE 2 - ORDERS

2.1 The request of the products will be made at the offices of the CONTRACTOR by means of electronic system through interlinked terminals via INTERNET from the site "Supplies On -Line" that will be connected with the CONTRACTED or by means of any other system that the CONTRACTOR may stipulate in the future.


CLAUSE 3 - PRICES

3.1 The products will be invoiced in accordance with the price list (enclosure I), issued by the parties and available on the "Site".

3.2 The prices will be fixed and without alteration for the period of 12 months as of the date of the signature of this Agreement.

3.3 It is understood that whenever the paper comes to have an increase or decrease on its price stipulated by the supplier, it may have an adjustment in its price to reach 5% more or less (only to be passed on to the percentage relative to the paper) provided that this increase/decrease are duly confirmed (by the parties) by means of a Cost Spreadsheet . In this case, the readjustment adopted on the corresponding figure for the paper will be limited the variation practiced by the supplier .

3.4 The prices included in the price list include all the direct costs and indirect ones relative to the supply of the products including the ones deriving from the taxes and other charges.

3.5 The prices in force on the date of the order placement must be respected.

3.6 Any eventual changes of the taxes considered for the prices in the price list may be object of a review of same, whenever there is an agreement between the parties, formalized by means of an amendment to this agreement.


CLAUSE 4 - DELIVERY

4.1 The orders must indicate the cost centers and the CONTACTED agencies responsible for the request, and the delivery must be performed within the stipulated terms.

4.2 The CONTRACTED commits itself to deliver the volumes/products at the operator Transportation and Security Department - Cargos Division - ABNC - in the agreed dates. In case there is the need of emergency deliveries, the CONTRACTOR will request the CONTRACTED by means of the electronic system (extra order) who will immediately deliver the orders in the minimum period of 24 hours.

4.3 In case there is a delay in the delivery schedule, a new schedule will only be feasible if deriving from a fortuitous reason or force majeure.

4.4 The verification of the quantity and quality of each of the delivered items will be performed by the costs centers of the CONTRACTED, who is responsible for the orders.

4.5 The Logistic Operator hired by the CONTRACTED will proceed to the counting of the volumes included in the Invoice.

4.6 All the expenses resulting from the transportation of the products including freight and insurance, are also included in the price of same.


CLAUSE 5 - PAYMENT CONDITIONS

5.1 The CONTRACTED must remit the Invoices and/or bills with at least 10 days in advance from the due date in order that the CONTRACTOR may have due time to arrange for all the procedures in order to make the payment.

5.2 The payment will be 14 (fourteen) days as of the date of the Invoice issuance for the States of Sao Paulo, Parana, Minas Gerais, Rio de Janeiro, Espirito Santo, Santa Catarina and Mato Grosso do Sul and for the other regions the term will be 28 days as of the Invoice issuance, by means of the presentations of the respective Invoice duly detailing the materials supplied and duly approved by the CONTRACTOR, by means of credit in the current account number 118.000-2 agency 026-4 of the BANCO BRADESCO S.A in name of the CONTRACTED, having validity the deposit vouchers as receipts of the payments performed.

5.3 In the case that a due date mentioned above is not a working day, then it will be extended to the following bank working date.

5.4 The CONTRACTED must included in the invoice submitted to the CONTRACTOR not only the products description but also the number of the PURCHASE PROCESS and the CONTRACT, issued by the CONTRACTOR.

5.5 In case there is any discrepancy in the data contained in the Invoice issued in accordance to the above-mentioned paragraph, same must de returned to the CONTRACTED for the due measures for its correction.

5.6 The corrected or amended Invoice by means of the information and alteration of the problems pointed out by the CONTRACTED, will have its new due date 20 (twenty days) banking days, counted as of the delivery to the CONTRACTOR, provided it does not occur in a prior date to the original due date wherein the original date due stipulated in the contract shall prevail.


CLAUSE 6 - DUTIES OF THE CONTRACTED

6.1 The supplies and services herein considered will be performed exclusively by professionals belonging to the staff of the CONTRACTED, unless, if authorized in writing by the CONTRACTOR, allowing that other persons indicated by the CONTRACTED perform same. In this case all the duties herein of the CONTRACTED responsibility, concerning its employees, will also be extensive to those people indicated for the supply and services.

6.2 The CONTRACTED is held integrally and exclusively responsible for all and any eventual labor lawsuit that may be held against the CONTRACTOR, by employees or their representatives in the course of the supply and services, considered in this agreement or in its eventual amendments even if there is a legislation on the issue that might be object of different interpretation.

6.3 The CONTRACTED will furnish the necessary professionals for the performance of the supplies and services herein contracted, being of their exclusive responsibility the labor charges incurred, social securities and adversities.

6.4 The CONTRACTED is in full knowledge that the supplies and services herein contracted will not generate any employment link between the CONTRACTOR and the CONTRACTED, its employees and representatives.

6.5 It is of the CONTRACTED's responsibility the supply of all the labor force, materials and necessary tools for the good rendering of services.

6.6 The CONTRACTED must certify to the CONTRACTED that the products are in accordance to the specifications of the technical card issued by the CONTRACTOR and that the quantities remitted to destination are in accordance with the request.

6.7 The materials must be correctly packaged in a way to guarantee the utmost protection as well as must be identifiable through a label containing all the data from the cost center.

6.8 It is hereby agree that the CONTRACTED must comply with the requests of the CONTRACTOR in due punctuality , attending the demand of the products included in the price list of enclosure I.

6.9 In case of devolution of unduly requested material by the CONTRACTOR or having been delivered in disagreement by the CONTRACTED, same must be returned by means of a D.T.B. ( document of goods transference), informing the reasons for such. The D.T.B. must be signed by the person in charge of the center of cost, duly identifiable.

6.10 On the act of the signature of this agreement, and during its validity, the CONTRACTED must deliver to the CONTRACTOR a copy of the Social Securities Contribution Clearance (CND) INSS in force, as well as a copy of the ones previously issued (every 60 days).

6.11 The employees of the CONTRACTED commit themselves to comply with the security rules, existing in the labor site of the CONTRACTOR.

6.12 The CONTRACTED under the penalty of the law must maintain the most complete and absolute secrecy about any data, materials, details, information, documents, technical specifications as well as commercial details of the products of the CONTRACTOR, that may come to their knowledge, or that may come to be trusted to them, being or not related to the rendering of services stated in this agreement, and must not, under no circumstances , reproduce disclose, reveal or convey information to third parties not included in this agreement, any type of information of the CONTRACTOR.

6.13 The CONTRACTED must maintain under its responsibility a stock of products included in Enclosure I, sufficiently to guarantee the compliance of the CONTRACTORS orders without interruption in the supply; must also reserve an adequate and specific place for the stockage, free of humidity and other elements that may harm the quality of the forms, up to the moment of their delivery to the CONTRACTOR.

6.14 The forms and printings must be produced and packaged in accordance to the standards supplied in the quotation spreadsheets and must be made available for withdrawal or put in stockage.

6.15 It is the CONTRACTED 'S entire responsibility for the consequences resulting from losses, misplacement or stealing or any other failures, that may at any instance, bring direct or indirect risks to the CONTRACTOR or to third parties, due to financial or moral losses, as long as the goods are under their responsibility and guard, as well as any faults detected after the use of the printing.

6.16 The CONTRACTED will be responsible for the printing, from the moment the matrix and the photolitho are supplied until the effective delivery of same ( including the transportation services contracted by it) being responsible for any damages, direct or indirect, material or moral (including the image of the CONTRACTOR) resulting from the use of the printings by third parties.

6.17 The responsibility of the CONTRACTED shall remain in force until the complete solution of the event, obliging itself to take all the internal administrative measures as well as legal and/or extrajudicial that may be deemed necessary to avoid or to minimize the losses caused to the CONTRACTOR, its clients and third parties.

6.18 Once the products are checked regarding their quality and quantity in each package by the respective requesting Agencies/Sites, after the original delivery, when only the volume of boxes is counted, the CONTRACTED must substitute the products that present problems regarding the quality as well as complement the delivered products that show inferior quality to the ordered one and mentioned in the delivery. Said substitution or complementation must occur in the maximum period of 7 (seven) days counted from the communication to the CONTRACTOR.

6.19 The transportation of the products must be performed by the CONTRACTED or by a company previously authorized by the staff in charge of the internal security of the CONTRACTOR. All the expenses incurred from the products transportation including freight and insurance are also included in the price of same.

6.20 The CONTRACTOR may send emergency requirements, that must be met by the CONTRACTED with priority in relation to the orders in accordance to stipulations of clause 2 independent of the quantity.

6.21 The emergency requirements will be met by the CONTRACTED in accordance with the prices stipulated in Enclosure I, without any increase on the price or taxes.

6.22 The CONTRACTOR may exercise, at any time, the right of checking the printing stock as well as its production stage through technicians duly skilled, and the CONTRACTED must oblige itself to facilitate in an ample and unlimited manner, the checking measures, allowing free entrance to all documents, technical data and other elements related direct or indirectly to same and to the object of this agreement.

6.23 The CONTRACTED must also comply to the Regulating Norms issued by the Labor Ministry, as well as other rules stipulated in Chapter V, Title I of the Consolidation of Labor Law (Act 5.452/43).


CLAUSE 7 - DUTIES OF THE CONTRACTOR

7.1 In the event that the CONTRACTOR does not definitely require any more a certain printing , based on the text alteration or layout or even due to the fact that its use has become obsolete , it commits itself to purchase up to 2 (two) months stock. The base for each months calculation will be the monthly average of orders performed in the 6
          (six) previous months to the formal communication of interruption of the use of the printing, formalizes by the CONTRACTOR to the CONTRACTED.

7.2 The CONTRACTED will allow that authorized representatives of the CONTRACTOR have access to the SITE where the services, object of this agreement, are being performed. The CONTRACTED will appoint an employee to accompany all the activities carried out by the authorized representatives of the CONTRACTOR, rendering them all the information and clarifications required.


CLAUSE 8 - PERIOD

8.1 This agreement will be in force for the period of 24 months as of the signature date, however it can be extended por equal or inferior period, by means of a previous agreement between the parties concerned, with a previous advice of 30 days prior to its validity date, through an agreement addendum.

8.2 It is agreed between the parties that at the end of the validity of this Agreement, that in case the CONTRACTOR is in use of the services herein stipulated and this agreement has not been renewed, the parties hereby agree with an automatic extension for the period of 90 (ninety) days maintaining the agreed conditions and the price herein stipulated.

CLAUSE 9 - RESCISSION

9.1 The infringement of any of the clauses or conditions herein stipulated may immediately cease this agreement by means of a simple written notification indicating the reason to the other party , who will have 10 (tem) days upon its receipt to solve the fault. Upon this period, and the fault not having been solved, the agreement will be declared null and void, being the infringing party responsible for all the losses and damages resulting thereof.

9.2 This agreement may be declared null and void at any time, by any of the parties, without any claim to indemnity or compensation, by means of a written advice with 60 (sixty) days beforehand, counted from the receipt of the written advise by the other party.

9.3 If the rescission is of the CONTRACTED initiative, it will be its responsibility to deliver all the services that had been ordered, immediately receiving the payment that eventually will be due, extinguishing the right for payment of any other services that have not been completed.

9.4 If the initiative to declare this agreement null and void is of the CONTRACTOR'S responsibility the amounts due will be those regarding the services of the stages already completed and that are pending payment.

9.5 In the event of rescission of this agreement, the CONTRACTED must return to the CONTRACTOR all the documents, photolithos , lay out magnetic files etc. that eventually are in their possession.

9.6 Besides the conditions legally stipulated by the law, this agreement will be immediately and without prior advice, be considered null and void under the following situations: a) if any of the parties, goes bankrupt, requires receivership, or has its bankruptcy or receivership requested; b) if the CONTRACTED has its authorization to execute the contracted services cancelled; c) if the CONTRACTED interrupts its activities for a period superior to 30 days.

9.7 It is expressly prohibited for the CONTRACTED to use the terms of this agreement, either in disclosure or advertising, without a previous and written authorization from the CONTRACTOR, in which case the present agreement is automatically considered null and void, besides the fact that the CONTRACTED will be responsible of an agreement fine for losses and damages that may be ascertained.


CLAUSE 10 - FINES

10.1 The applicable fines to the non compliance of the duties stipulated in this agreement, without jeopardize of the consequent losses and damages, correspond to:

          - 10% (tem percent) on the value of the products not delivered by the CONTRACTED, of its responsibility;

          - 5% (five percent) on the value of the products delivered with delay, of its responsibility;

10.2 In case there is the need to take legal measures in order to ascertain any doubts or issues resulting of the terms of this agreement, the defeated party will be held responsible for the expenses of the lawsuit and for the lawyer's fees.


CLAUSE 11 - EXCLUSIONS


11.1 The fortuitous and force majeure case are excluded of the responsibility of both parties under the term of article 1058 of the Brazilian Civil Code.


CLAUSE 12 - AGREEMENT COMPLIANCE

12.1 The failure or tolerance of the parties to demand the strict compliance of the terms and conditions of this agreement will not constitute novation or renouncement , neither will it affect their rights that may be proceeded at any time.

12.2 Eventual inclusions of other clauses, exclusions or alterations of the ones already prevailing, will be included in an amendment duly signed by both parties, that will be considered whole part of this agreement.


CLAUSE 13 - PROHIBITIONS

13.1 The parties will no be enabled to give or transfer to third parties the rights and duties resulting from this agreement, even partially, without the written agreement of the other party.

13.2 Bases on the above consideration that CONTRACTED cannot outsource services without the previous written confirmation from the CONTRACTOR.

13.3 It is prohibited to the CONTRACTED to issue exchange securities or "cambiariformes" resulting from this agreement.


CLAUSE 14 - TAXES

14.1 The taxes that are due resulting from this agreement direct or indirectly, represent onus and responsibility of the tax payer, in accordance with the tax law.


CLAUSE 15 - JURISDICTION

15.1 It is hereby chosen the Jurisdiction of Osasco - State of Sao Paulo to consider issues resulting from this agreement, expressly renouncing to any other jurisdiction even if more privileged or that may come to be more privileged.


CLAUSE 16 - GENERAL ISSUES

16.1 The attachment with its respective quantities and technical specifications duly dated and signed by the parties concerned integrates this agreement in what it concerns all the provisions of the law, as if they were in it transcribed.


And, being therefore in total compliance and agreement to the above stipulations the below mentioned sign this document in 4 (four copies of same content and form, together with the witnesses below.


BANCO BRADESCO S.A                                   AMERICAN BANK NOTE
                                               COMPANY GRAFICA SERVICOS LTDA.

TRANSLATED FROM THE PORTEGUESE

                AGREEMENT FOR THE RENDERING OF PRINTING SERVICES

                             CONSOLIDATED STATEMENT


PROCESS NUMBER 00/4160-01602-04
DATED 03/01/00
CONTRACT NUMBER 001979


By this private service rendering agreement on one side BANCO BRADESCO S.A with head office in Cidade de Deus - Osasco - Sao Paulo, registered in the General Taxpayer's Register under the number 60.746.949/0001-12, hereby represented in the form of its by-laws, hereinafter called CONTRACTOR, and on the other side AMERICAN BANK NOTE COMPANY GRAFICA E SERVICOS LTDA, with head office at Estrada do Ingai number 200 - Campo do Gupe - Barueri, - S.P. registered in the General Taxpayer's Register under the number 33.113.309/0014/61 - Barueri - S.P. represented by its legal representatives hereunder signed, hereinafter called CONTRACTED, have agreed on this document that has the following clauses:

1.      THE OBJECTIVE


1.1 Under the terms and conditions stipulated in this agreement, the CONTRACTED shall render to the CONTRACTOR not exclusive services of electronic printing and document finalizing, using the CONTRACTOR's consolidated data.


2.      THE DUTIES OF THE PARTIES

2.1 SERVICE DEVELOPMENT: the CONTRACTED will execute its services in order to comply with the terms and conditions stipulated in the Addendum I and Operational Procedures, as well as in eventual service agreements contracted by both.

2.2 The CONTRACTED is in full knowledge of all the difficulties that it may find in the execution of the services of this agreement, and declares itself technically and fully capable to solve these difficulties and render the service with the required quality and skills, being responsible for the behavior and good repute as well as for the professional qualification of the people that will execute the services.

2.3 The executed services will only be accepted by the CONTRACTOR or by authorized third parties only when the perfect execution has been performed in accordance to the terms of this agreement.

2.4 The requirements for quality are better described in the Addendum I that is fully part of this agreement.

2.5 SITE - The SITE will be isolated and surrounded by the necessary security measures inclusive of access, in order to avoid the entrance of third parties not authorized by the parties concerned in this agreement.

2.5.1 MATERIALS - The material resources will be made available in sufficient quantity and quality to comply with the services requested by the CONTRACTOR to comply with extreme variations inasmuch as requested by the CONTRACTOR with 30 (thirty) days in advance.

2.6 FILES RECEIPTS - The compacted files will be delivered by the CONTRACTOR to the CONTRACTED, under written protocol, IN ACCORDANCE TO THE DESCRIPTION IN Enclosure I, observing that:

2.6.1 - The CONTRACTOR will be responsible for the integrity of the FILES until its delivery to the CONTRACTED. From the moment of the delivery, the CONTRACTED will be responsible for the maintenance of secrecy of the DATA received, in accordance to the following rules:

2.6.2 The received FILES will be accessed by the CONTRACTED to allow the reading of the DATA by the equipment of the SITE and the service execution according to procedures described in Addendum I. Once the consistency of the DATA is ascertained, the CONTRACTED will format the consolidated DATA by the CONTRACTOR, will generate temporary FILES, will execute the contracted services and immediately next will destroy the temporary FILES that have already been registered for that purpose

2.6.3 In the case of any inconsistency occurring in the received FILE, the CONTRACTED and the CONTRACTOR will take all the necessary measures to identify the reasons or motives for such inconsistency and also to appraise if there was a violation of the FILE to prevent unauthorized interception by the parties.

2.6.4 The temporary files must be produced in compliance with the security devices that will not allow them to be copied, unless under authorized pass-words and through processes approved by the CONTRACTOR.

2.7 TRANSPORTATION - The DOCUMENTS will be handled always within the CONTRACTED's SITE including those destined to be destroyed in order that only the envelopes destined to postage will be collected by the post office or contracted Courier. The other documents resulting of left overs or reprocessing or unusable paper will only be able to be retrieved if cut into pieces that will not allow its identification.

2.8 TECHNICAL ADMINISTRATION - The CONTRACTOR will authorize one or more employees as technical operators of this AGREEMENT with the following responsibilities:

2.8.1 Convey, in writing, the instructions and requirements of the CONTRACTOR and its orientation for the services;

2.8.2   Follow up the service execution.

2.8.3 Determine, whenever the case, specific tasks for the CONTRACTED, exclusively viewing the perfect compliance of the agreed services, including the security procedures of the places destined for material stockage.

2.9 LIMITS OF THE ADMINISTRATION - The technical administration above referred, does not exonerate direct or indirectly the technical responsibility of the CONTRACTED established in this agreement because the CONTRACTED's total autonomy is preserved vis-a-vis its labor force. Eventual discrepancies of understanding not clarified with the Technical Administrator, will be disclosed by the CONTRACTED, in writing, to the CONTRACTOR for final deliberation.

2.10 CONTROL - The CONTRACTOR whenever deemed necessary and viewing the compliance to the stipulations of this agreement, will check the execution of the services without interfering direct or indirectly in the duties attributed to the CONTRACTED, according to this agreement, observing the following:

2.10.1 The CONTRACTED will allow the authorized representatives of the CONTRACTOR to access the SITE where the services, object of this agreement, will be performed. The CONTRACTED will appoint his employee to follow up that activities of the authorized representatives of the CONTRACTOR rendering them all information and required clarifications.

2.11 The authorized representatives of the CONTRACTOR will have access to the LOG of the CONTRACTED under the supervision of the CONTRACTED being enabled to check all the registers and information included in the equipment and the flow control of all the papers and documents, in accordance to what is mentioned in this agreement and its enclosures.

2.12 Upon completing each checking a report will be issued containing observations and occurrences happened in order to have a future deliberation by the parties if necessary.

2.13 It is forbidden for the CONTRACTOR to allow its technical administrator to program or introduce routines viewing to perform a computerized check on the CONTRACTED's equipment or third parties ones that are under use, and that have not been previously validated and accepted by the parties.

2.14 It is forbidden to the CONTRACTOR to disclose to third parties, not authorized by the CONTRACTED, information relative to the security rules of the SITE.

2.15 SECURITY PROCEDURES - The parties define the following procedures to ascertain the confidentiality and recovery of the DATA FILES:

2.15.1 DIVIDED PASS WORD - All the pass words that are to be used for communication will be shared between the CONTRACTED and the CONTRACTOR for each transmitted file, allowing the operations including LOG wise. The local pass words may not necessarily follow this rule. It is understood as remote communication the one performed using technology and infra structure of teleprocessing.

2.15.2 The control and manipulation of the DATA and the DOCUMENTS will be performed in accordance to description of Enclosure I of this agreement.

2.15.3 FILE DESTRUCTION - Once the formatting process of the consolidated DATA, the printing, the final product, the enveloping the recovery of damaged documents in the printer or in the enveloping has been concluded, the CONTRACTED will immediately destroy the registered DATA in the equipment of the SITE for the execution of the services.

2.16 CONTINGENCY PROCEDURES - In order to comply with the eventual transitory need of processing, the CONTRACTED may take advantage of the installed equipment at the contingency SITE, having been previously approved by the CONTRACTOR. It remains clear that the contingency SITE will have, as minimum, the technical requirements of security and operation determined for the main SITE and must be ready to absorb normal volumes of production registered during the validity of this agreement.

2.16.1 In case any event occurs that may determine the use of an alternative SITE, not being the contingency one previously approved by the parties, both may determine a way to conduct the execution of the services in this alternative site.


3.      CONFIDENTIALITY

3.1 The FILES, DATA, and DOCUMENTS are subject to complete and absolute secrecy, even after the end of this agreement, under whatever reason or motive, because the FILES, DATA and DOCUMENTS are of exclusive property of the CONTRACTOR containing secrets, including commercial ones of the latter. Therefore, the CONTRACTED is obliged not to reveal to third parties any information obtained resulting from this agreement.

3.2 The CONTRACTED will use all and every information obtained resulting from this agreement, and specifically contained in the DATA, reproduced or not in DOCUMENT under strict observation of execution of the contracted services in the manner and conditions set forth herewith.

3.3 The CONTRACTED will implement in the SITES the necessary protection measures viewing to avoid the breach of confidentiality, by itself, through companies integrating its economic group, its affiliates , its employees, its representatives, agents or third parties, as well as avoid losses in view of the bad performance of the duties imposed even if occasioned by fault or felony of its representatives or employees.

3.4 DISCLOSURE - The following information is not included in the confidentiality rules, as follows:

3.4.1 On the occasion of the disclosure, they are already of unquestionable common public knowledge;

3.4.2 That immediately upon its disclosure by others rather than the CONTRACTED, they were published or in any means they became known to the general public , for reason not related to the eventual failure in the rendering of services herein contracted.

3.4.3   Have their disclosure formally authorized by the CONTRACTOR.


3.5 EXTENSION - The parties will furnish each other only the information required for the compliance to this contract. The party that reveals confidential information will be totally responsible for any resulting consequences inclusive vis-a-vis third jeopardized parties.

3.5.1 In the hypothesis that the CONTRACTED is obliged to furnish information obtained in view of this contract, but considered confidential due to legal or public authority action whose authority holds the specific acts of intended fiscalization, the CONTRACTED will immediately advise the CONTRACTOR of the occurrence in order for it to take the necessary steps.

3.5.2 It is hereby decided that both the CONTRACTOR and the CONTRACTED will have, regarding the information obtained resulting from this contract, the same care and discretion that they have in their own organization with relation to their own information and commercial secrets, aiming to avoid disclosure, publishing or its dissemination.

3.5.3 The ascertainment of the civil responsibility is independent of the result of the criminal responsibility , as per agreement.

3.6 PROCESSING ERRORS To protect the parties and avoid the breaching confidence risks above mentioned , the CONTRACTED will strictly obey the procedures described above to face each event included in Enclosure I.

4.      LINKS

4.1 The CONTRACTED will supply the necessary professionals to accomplish the services herein contracted, being of its exclusive and own responsibility the labor, social security and unexpected costs.

4.2 The CONTRACTED will be fully and exclusively responsible for all and any eventual labor claim that may come to be held against the CONTRACTOR by employee or representatives of the CONTRACTED due to service rendered in relation to this contract or its eventual addenda, even if there is matter in the law that may provoke a different interpretation.

4.3 The above services will be exclusively performed by professionals pertaining to the staff of the CONTRACTED unless there is expressed and written authorization from the CONTRACTOR allowing that other people indicated by the CONTRACTED perform it. In this case all the assumed duties on part of the CONTRACTED in relation to its employees will also be extensive to the people indicated by it for the rendering of services.


5.      COSTS

5.1 The CONTRACTOR will only reimburse the amounts of the events, materials and conditions expressly mentioned in clause 7 of the Enclosure I. The CONTRACTED, will reply with exclusivity, because they are already included in the Enclosure I. The CONTRACTED, with exclusivity replies because they are already in the stipulated prices:

5.1.1 By the identification and transportation of the necessary materials excepted the services and/or residues resulting from same, included in these the ones mentioned in Enclosure I.

5.1.2 By the purchase, rental, and/or guard of equipment, inclusive of security, uniforms, and tools, machinery, accessories, equipment and useful devices required for the services on the SITE;

5.1.3 By the payment of the labor, the respective social security and labor costs, fiscal and others stated in the pertinent law, resulting and/or linked to the ones used due to this contract.

5.2 TAXES - The taxes and all the other fiscal costs that are due, direct or indirectly, in view of this contract or its execution inclusive ISS (Service Tax) will be of the sole responsibility of the tax payer as mentioned in the Tax guidelines without any right to reimbursement.

5.3 TELECOMMUNICATION COSTS - In case the CONTRACTOR exercises the option of transmission of the CONSOLIDATED DATA by tele processing, the CONTRACTOR will be responsible for the teleprocessing link between the parts for the transmission of the consolidated DATA and FILES being held responsible for the respective costs and the CONTRACTED will be responsible for the receipt of the consolidated DATA being responsible for the costs of necessary software and equipment required for the receipt of the consolidated DATA.

6.      PRICE

6.1 In order to determine the monthly amount due to be paid to the CONTRACTED the quantity of DOCUMENTS by batch will be considered, actually issued that month as per price list and under the conditions defined in the Enclosure I of this Clause.

6.1.1 In the event of alteration of the prevailing fundamental economic conditions at the moment of the signature of this contract, the parties, in common agreement may come to negotiate the adjustment of established conditions in order to guarantee the recovery of the actually contracted amounts, viewing to maintain the economic-financial balance of the contract.

6.2 In the event of receiving a request from the CONTRACTOR to the CONTRACTED for the processing services of DOCUMENTS others than those specified in the Enclosure I of this contract and that will represent and increase or reduction of the CONTRACTED's costs comparatively to the ones related to the services hereby contracted, the CONTRACTOR will pay, for type and unit of services requires accepted in proposal previously approved by the parts by means of na agreement addendum.

6.3 REVIEW - The parties will e able to review the adjusted prices in the event of creation, extintion or alteration of the taxes or of the current taxes, and the CONTRACTOR ALWAYS COMPLYING WITH THE SAME ADJUSTMENT PERCENTAGE FOR READJUSTMENT.

6.3.1 It is excepted that whenever papaer has its price increased or reduced by the supplier the price may be readjusted to reach the level of 5% more or less (only repassed to the percentage relative to paper) provided that these increases or reductions are duly vouchered by the parties by means of the presentation of the respective cost spreadsheet. In this event the adopted reajustment adopted on the amount corresponding to the paper will be limited to the variation practivd by the supplier.

7       INVOICES

7.1 The amounts due relative to this agreement will be invoiced monthly by the CONTRACTED with due date for the 15th day of the following month. This invoicing will consider the amount concerning the issuance month of the respective invoice according to the quantitative of DOCUMENTS to be printed every month, as specified in Enclosure I, clause 7 of this agreement.

7.2 The INVOICE will be delivered to the CONTRACTOR with a minimum anticipation of 10 (tem) days prior to its due date, together with the calculation spreadsheet used to determine the amount being charged and must specify as a special condition the number of the process and of this agreement.

7.3 The amounts due to the CONTRACTED will be paid to the CONTRACTOR by means of credit in current account number 118.000-2 held by the CONTRACTED in the Agency 026-4 of Banco Bradesco S.A and the deposit vouchers will be considered as comprobatory deposit receipts.

7.4     IRREGULAR INVOICE - The invoice will be considered irregular when:

7.4.1 It charges services that were not performed or performed partially or yet performed in disagreement with the established specification in this agreement.

7.4.2 Is delivered to the CONTRACTOR without the calculation spreadsheet used to determine its value.

7.4.3 Is presented in non compliance to the established terms or is issued with observing the requirements established among others with the name of the invoicee wrong or incomplete; without stating the process number of this agreement, or with mistakes of calculations and/or quantitative ones.

7.5 RETURN OF INVOICE - The CONTRACTOR must return the irregular invoice to the CONTRACTED for the necessary adjustments in the period of 48 (forty-eight) hours from its receipt, under penalty of being considered accepted. If the invoice is returned, the CONTRACTED shall take the necessary steps to perform the necessary corrections and will represent it to the CONTRACTOR, being clear that the due date is automatically extended for the period that the CONTRACTED required to perform the adjustments or corrections.

7.6 DELAY IN INVOICE PAYMENT - The CONTRACTOR obliges itself to pay the service invoices on the due date, crediting the amount in the bank current account stated in item 8.3 above. The invoices not paid up to the date due will suffer and increase of interest at the rate of 1% (one percent) per month or pra rata, without onus to the other deemable penalties,

7.7 DEDUCTIONS - In the event o existent credits issued by the CONTRACTED in favor of the CONTRACTOR, both parties may use these amounts on the occasion of the payment of the invoices.

8       VALIDITY AND END OF THE AGREEMENT

8.1 This agreement will bein force for the period of 24 months (twenty four months) as of the date of its signature, however it can be extended por equal or inferior period by means of a previous agreement of the parts, to be made with an anticipation of at least 60 (sixty) days of its due date.

8.2 This agreement however, may be cancelled at any time by any of the parties, without any right for compensation or indemnity by means of written advise with a minimum of 60 (sixty) days as of the corresponding receipt by the other party.

8.3 Besides the ones foreseen in the Law, this agreement will be cancelled immediately and without any previous advise under the following events:

9.3.1 Whenever one of the parties does bot comply with any legal or contractual duty foreseen in this agreement;

9.3.2 If any of the parties goes bankrupt, requests receivership or has its bankruptcy receivership requested or decreed;


9.3.3 If the CONTRACTED has cancelled its rights to commercialize its already contracted services;

9.3.4 If the CONTRACTED interrupts its activities for a period superior to 30(thirty) days.

9.4 In the event the cancellation of this agreement the CONTRACTED must return to the CONTRACTOR all the documents that eventually are in its possession.

9.5 If the it is proved the intention of provoked cancellation of this agreement, the guilty party will be held responsible for the payment of a fine equivalent to 10% (tem) of the invoice relative to the previous month of the infraction occurrence . It is not considered infraction occurrence when the one of the parties shows an interest to cancel the agreement.

9.6 IMPERATIVE RULES - No penalty, indemnity or additional onus of any nature may be imposed on the contracting parties, in the event of the services not being able to be rendered in the conventional manner according to this agreement, due to legal impediment due to legal decision.

9.7 EFFECTS OF THE END OF THE AGREEMENT - As of the date of the end of this agreement, normal or anticipated, the agreements made beforehand will not render any legal effect, if all the rights of both parties have been observed, excepting what regards the confidentiality and secrecy that will remain in full force.

9.8 TOLERANCE - The omission or non observance of the parties in the compliance of the agreement duties will not consitute novation, renouncement or agreement modification, it being agreed that the fact will be mere act of liberality renouncing the parties to invoke it considering all the legal rights.

9.9 RESCISSION PROCEDURES Once the agreement is rescinded for any reason, the CONTRACTED will take all the necessary steps to destroy all the files and materials that contain information on the property of the CONTRACTOR. At the end of the agreement the CONTRACTED is obliged to indicate all the programs and software suppliers in order that the CONTRACTOR assumes the expenses of the licenses in use that allow the CONTRACTOR to process the services by its own means or by third parties that the CONTRACTED may come to nominate, if it is its interest.

9.9.1 Furthermore a compensatory fine is established of 10 (tem) percent applicable on the total amount of the daily invoicing of the requested product whenever the CONTRACTED proceeds in non compliance with the established in this contract, inclusive if it delivers the product out of the expected period.


10      ADDENDUM

10.1 The established conditions in this agreement will only be able to be modified by contractual addenda, duly signed by both parties.

11      COMMUNICATIONS

11.1 The communications between the parties will produce effects if performed in writing and delivered by protocol at the following addresses:

For the CONTRACTOR

Banco Bradesco S.A Departamento de Gerencia Geral
Cidade de Deus - Predio Novo - 2(0) andar
ZIP CODE 06029-900 - Osasco - S.(a)
Phone (011) 3684-4354 - FAX(011) 3684-5363

For the CONTRACTED

American Bank Note Company Grafica e Servicos Ltda.
Estrada do Ingai number 200 - Campo do Gupe - Barueri - S.P. ZIP CODE 06428-000 -Phone (011) 7929-2033

11.2 CONTACTS - For all the effects of this agreement, each party will designate their representatives as main contacts.

12      GENERAL CONDITIONS

12.1 The CONTRACTED , under the penalty of the law, must keep complete and total secrecy on any data, materials, details, information, documents, technical and commercial specifications of the CONTRACTOR's products that he may come to have contact or knowledge, or that may come to be trusted to it or not by means of the rendering of services, object of this agreement.

12.2 The CONTRACTED hereby holds itself responsible for all the acts practices by its legal representatives, administrators, as well as by third parties hired by it with previous authorization of the CONTRACTOR, regarding this agreement, compromising itself for any responsibilities and keeping the agreement save in relation to any claim, loss, expenses, loss and damages, legal expenses, once proved the responsibility of the CONTRACTED.

12.3 Upon the signature of this agreement and during its validity the CONTRACTED commits itself to deliver to the CONTRACTOR one copy of Social Security Contribution Clearance (CND) - INSS in force, as well as a copy of all that were issued in the past (every 60 days).

12.4 It is forbidden to the CONTRACTED to issue equities or cambiariformes resulting from the services herein agreed upon.

12.5 It is forbidden to the CONTRACTED to use the terms of this agreement, being in disclosure or advertising without previous, express and written advice to the CONTRACTOR, under penalty of the CONTRACTOR considering the agreement without validity before the end of the validity term, applying a contract agreed upon fine.

12.6 This document expresses all the agreements and conditions stipulated for the above mentioned objectives, substituting other understandings between the parts, even formalized, because in this act and date they are considered rescinded and with mutual and acquittance according to the conventionally expressed herein.

12.7 The Enclosure I, duly signed by the parties is part of this agreement for all the effects and effects of the law.

12.8 The forum of Comarca de Osasco - Sao Paulo has been elected in order to come to the knowledge and settle any issue relative to this agreement.

And being agreed upon on all the above mentioned, the parties sign this agreement in 4 copies of same content, together with the witnesses hereunder stated.

                                  ENCLOSURE I
          PRICE , SERVICES AND OPERATIONAL PROCEDURES DESCRIPTION FOR
            THE ISSUANCE OF BRADESCO "FACIL " CONSOLIDATED STATEMENT
                                    DOCUMENT


1. PRICE

In order to determine the monthly amount due to be paid to the CONTRACTED the number of STATEMENTS by type, actually issued in the month, will be considered, and will be invoiced in accordance with a price list presented hereinafter and/or definite conditions in the items below:


1.1

[CONFIDENTIAL PORTION - FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

1.2 In the services prices to what refers this clause are included the consumption materials for the issuance of the STATEMENT such as pre printed paper, envelopes, tonner, cilinder, developping, staples, glue, packaging string cleaning material and lubrication nrequired for the working conditions of the technical equipment and labour force of the CONTRACTED.

1.3 Not included in the unit price of the referred STATEMENTS in item 1.1 above, the costs with postage and the issuance of leaflets and the delivery of same to the SITE of the CONTRACTED.


2.      RESPONSIBILITIES OF THE CONTRACTED IN RELATION TO THE PROCESSING

2.1 Receive the FILES and DATA in any day of the week, from Monday to Friday 24 (twenty-four) hours per day, for immediate issuance of the STATEMENTS, which must be issued, enveloped and remitted in up to D + 3. At the CONTRACTOR's criteria it will be given priority of the STATEMENTS in accordance to the region and type of clients.

2.2 Format the pages of the STATEMENT obtaining 2 (two) logical pages size A5 in each physical page size A4. It is understood as physical page A4 one face of the pre printed size A4.

2.3     Control the turn of pages and composition of same.

2.4     Invert the pages that on the back side of the STATEMENT.

2.5 Insert controls to be printed always on the last page of the STATEMENT to control all its final product, insertion and direct mail and leaflets enveloping and separation by areas of ZIP CODE.

2.6 Build format programs of pages of the STATEMENT in the manner specified by the CONTRACTOR in the period of 30 (thirty) days as of each request.

2.7 Comply without onus to the CONTRACTOR with any alterations in the STATEMENT during the period of this Agreement. In case the alterations modify the format programs, the term for the implementation of the alterations must be agreed upon by the parties.

2.8     Generate covers for printing control batches and enveloping.

2.9 Use adequate software, defined by common agreement with the CONTRACTOR to manage the production of the STATEMENT, guaranteeing the issuance control and recovery of all the printed and enveloped documents.

2.10 Remake, without prejudice to the established terms the imperfect services or those performed in disagreement with the specifications, on its own account.


2.11 Guarantee the good performance of the equipment that is used in the contracted services.


3       RESPONSIBILITIES OF THE CONTRACTED IN RELATION TO THE PRINTING

3.1 Perform the printing services of the STATEMENT in accordance to the definite layout specification approved by the CONTRACTOR

3.2 Supply the digitalization service of the necessary logotypes and images for the execution of the process.

3.3 Guarantee the printing of the STATEMENT in the landscape side front and back, and with pre printed paper A4, supplied by the CONTRACTED and in accordance to specifications approved by the CONTRACTOR.

3.4 Print the STATEMENT with 2 logical pages A5 in each physical page A4. It is understood physical page A4 as one face of the pre printed paper size A4

3.5 Print the STATEMENT with a minimum 1 (one) page A4 that forms 4 (four) logical pages A5 and maximum with 11 (eleven) pages A4 that form 44 (forty-four) logical pages A5.

3.6 Print, whenever requested, all the 2nd copies of the STATEMENT, following accurately the same characteristics of the original STATEMENT.

3.7 Supply managerial reports and executed service report regarding all issuances of the STATEMENT. The issuance and delivery of the reports shall occur the most 24 (twenty-four) hours prior to the beginning of the monthly issuance of the next STATEMENT.


4.      RESPONSIBILITIES OF THE CONTRACTED IN RELATION TO THE FINAL PRODUCT

4.1 Execute the stapling services and the folding with an automatic system, controlled by optical reading.

4.2 Guarantee that the final product process performs the selection by client, stapling with 2 (two) staples in the middle of the pages A4 , excepting for the issuance of 1 (one page A4).

4.3     Fold the A4 pages in the middle forming the STATEMENT.

4.4     Apply re filing the pages, whenever necessary.

4.5 Execute the enveloping of the STATEMENT inserting the leaflets using on-line intelligent process.

4.6 Control and supply all the final product process on-line with specific software, that has printed controls laser reading to guarantee the feeding, insertion of leaflets, closing of the envelope and selection of the ZIP Code areas.

4.7 The CONTRACTED supplies the pre printed A4 of the STATEMENT, its respective envelopes pre printed, 90 gr, format 235 mm x 156 mm and the CONTRACTOR supplies the leaflets in blades size A5 90 gr up to 120 gr or leaflets of any size, which must be delivered to the CONTRACTED pre folded, for size A5. The CONTRACTOR may request the insertion of the utmost up to 3 (three) leaflets inside each envelope of the STATEMENT.

4.8 Receive from the CONTRACTOR the pre printed leaflets with reference code to appear in the production program together with the insertion table of same by segment of clients determined by the CONTRACTOR in the minimum period of 10 (tem) working days that anticipate each issuance of the STATEMENT.


5.      RESPONSIBILITIES OF THE CONTRACTED RELATIVE TO THE PREPARATION FOR THE
        POSTING

5.1 The CONTRACTED must manage the preparation services for postage of the STATEMENT controlling the issuance volume and furnish managerial monthly reports containing all the specifications and characteristics of the STATEMENT, weight of the pre printed and leaflets, envelopes quantity of pages, final weight separated in accordance with the type of clients.

5.2 The CONTRACTED will be responsible for all the managing of the preparation services for postage of the STATEMENT from the removal from the printing site up to the delivery in the post office - EBCT - Empresa Brasileira de Correios e Telegrafos, or ACF to be determined passing to the CONTRACTOR the tariff benefits that may come to obtain in view of this activity.

5.3 The postage tariff will be invoiced directly by EBCT Empresa Brasileira de Correios e Telegrafos or ACF to the CONTRACTOR.

5.4 The CONTRACTED will create the necessary conditions so that the companies authorized by the CONTRACTED and confirmed by EBCT - Empresa Brasileira de Correios e Telegrafos may operate the postage service FOR THE statement.


6.      RESPONSIBILITIES OF THE CONTRACTED IN RELATION TO THE DISPOSAL OF THE
        EXCESS

6.1 Keep sufficient number of paper choppers in the SITE environment to eliminate the excess and useless papers.

6.2 Destroy all and every STATEMENT that has not been processes entirely, that is, the DOCUMENT that has not been enveloped and sealed.

6.3 Certify that the non attending materials will not be used by other means taken from the printing site in conditions that allow its reading and consequent breach of confidentiality of information.


7.      RESPONSIBILITIES OF THE CONTRACTED RELATIVE TO THE QUALITY OF THE
        SERVICE

7.1 The CONTRACTED is in full knowledge of the requirements of the CONTRACTOR in what concerns the quality of the product and of all the difficulties that it may encounter for its production declaring itself fully enabled and technically capable to solve them with the required quality, being responsible for the behavior, qualification and professional fitness of the people that will be executing the services.


8.      CONTINGENCY PROCEDURES

8.1 It will be described in accordance to the structure, site, equipment and security informed in the commercial and technical proposal accepted by the CONTRACTOR.


9.      DEFINITIONS

9.1 The naming of the clauses and items of this AGREEMENT are inserted for simple convenience and does not alter or interfere, under no circumstances in the meaning or interpretation of the contractual text. It is defined hereunder the content of terms that will be used in this document and its Attachment I, in singular or plural, that duly signed by both parties are part of this agreement for all legal and right purposes:


PDL - Language of Printing Description of the CONTRACTED property;

FDL - Language of Form Description of the CONTRACTED property;

FILE - Group of consolidated DATA of the CONTRACTOR, delivered to the CONTRACTED;

DIGITAL SIGNATURE - determines the reproduction of the CONTRACTOR's representative signature, by means of digital image and printing on DOCUMENT;

CONTRACT - determines this document together with its Attachment I

DATA - Information contained in a file;

DOCUMENT - Printed material as a final product by the CONTRACTED, being the final result required by the CONTRACTOR

STATEMENT - simplified name for the BRADESCO "FACIL" CONSOLIDATED STATEMENT;

HOST - name of a computer;

IMAGE - reproduction of an original in a photolytho , be means of digital image format;

LOG - File that contains the entries of all the executed procedures in a system;

PASS WORD - Batch of DATA of the CONTRACTOR and the CONTRACTED furnished under confidentiality to the parts that allow the execution of tasks em computerized equipment;

SITE - Place of installation of the equipment of the CONTRACTED for the contracted services;

SUPPLIES - Materials of necessary consumption destined to the equipment of the CONTRACTED for printing and final product of the document;

Others specific of the CONTRACTED.


10.     RESOURCES The resources made available by the CONTRACTED ARE:

10.1 HUMAN - The human resources will be in sufficient quantity and with adequate qualification to execute the scheduled services in order to avoid any delay in the compliance of the terms.


11.     EQUIPMENT

11.1 The CONTRACTED guarantees that it will use the first line equipment and materials observing the technological evolution and that it will pass on to the CONTRACTOR the benefits that may be obtained from this evolution.

11.2 The CONTRACTED will implement in its equipment automatized routines of production that destroy all the temporary files. The DONCTRACTED will use security mechanisms in order to avoid any undue access to the DATA and will control and register the performed accesses.

11.3    The software used for the data transmission will be the interpel.

TRANSLATED FROM THE PORTEGUESE

        CONTRACT TO FURNISH ASSETS, RENDER SERVICES AND OTHER AGREEMENTS


Process number 0034270 - 01.642-04
DATED 04/03/00
Contract number 001989


By means of this private document of agreement, the parties BANCO BRADESCO S.A , with head office in Cidade de Deus, without number, registered in the General Taxpayer's Register under the number 60.746.948/0001-12, hereinafter called CONTRACTOR and AMERICAN BANK NOTE COMPANY GRAFICA E SERVICOS LTDA, with head office at Estrada do Ingai number 200 - Campo do Gupe - Barueri - S.P. registered at the General Taxpayer's Register under the number 33.113.309/0014/61 - Barueri - S.P., hereinafter called CONTRACTED, both parties being duly represented by their legal representatives with signatures below mentioned, have agreed upon the following:

CLAUSE ONE

The current agreement has as an objective the supply of the necessary material and the rendering of specialized technical services of the CONTRACTED to the CONTRACTOR for the production in its printing offices of check forms, covers and back covers. The checks must be produced in accordance to the technical specifications included in enclosure I that signed by both parties is part of this agreement for all the effects of the law and only when all the specifications have been met and delivered within the term and other conditions herein established will they be accepted by the CONTRACTOR.

CLAUSE TWO

The order for the production of checks will be performed by the CONTRACTOR by means of electronic data file transmission, containing all necessary information for the rendering of services relative to the production of the checks.

PARAGRAPH FIRST: The term for the CONTRACTED to daily meet the requirements performed by the CONTRACTOR which will be met in up to 48 hours except for the company checks code 4250-149 - check book with 50 pages that will be met in up to 30 (thirty) days, banker's check 4250-135, 4250-139, continuous check simple format, 1/8" and 4250-140 continuous check simple format 1/6" that will be met in up to 10 (tem) days.

PARAGRAPH SECOND. The term for the delivery of the merchandise stipulated in the previous paragraph, will only be prorrogated in case of fortituous cases or force majeure, provided that the facts are informed immediately in writing to the CONTRACTOR.

PARAGRAPH THIRD. The CONTRACTOR shall check the services rendered and the merchandises delivered, in accordance with the invoice of remittance and the Service Report, regarding quantity, and signing his agreement to acceptance provided the merchandise meets the orders specifications.

PARAGRAPH FOURTH. The checking of the quality of each item of the delivered merchandise will be performed afterwards to be performed by the CONTRACTOR, observing the stipulations in clause seven hereunder.

PARAGRAPH FIFTH . It is under the exclusive responsibility of the CONTRACTED, already being included in the values scheduled in clause third of this agreement, the packaging services, addressing and sorting to the delivery companies in accordance to specifications made by the CONTRACTOR. The delivery must be made in sealed boxes complying with the security for the documents transportation. The sealed boxes will be accompanied by a content report in order to expedite and guarantee the security of all the distribution process and delivery to the CONTRACTOR. For the segment of the Express Check, continuous form, which systems are performed by the CONTRACTED in sites indicated by the CONTRACTOR, limited to the counties of Sao Paulo city.


CLAUSE THIRD

The products will be invoiced by the expected prices in Enclosures II, III and V
- Price List.

It is understood that whenever the paper has its price increase or reduced by the supplier, it can reajusted when it reaches 5% more or less (only passed on to the relative percentage of the paper) provided that these increases or decreases (by the parts) are duly vouchered by means of the presentation of the respective cost spread sheet. In this case the adopted reajustment on the figure corresponding to the paper will be limited to the practiced variation by the producer.

The CONTRACTOR will pay to the CONTRACTED for the supply of the ordered merchandise, and vouchered by invoice each 5 days, the figures presented in the Invoices for Simple Remittance, relative to the delivered merchandise that will be the result of the multiplication of the unit cost by the respective quantity delivered.

PARAGRAPH FIRST: The values cited above include all the direct and indirect costs as well as all the phases of production, delivery, including raw material, simple and specialized labor, supervision, equipment use, security schemes and other resources necessary for the performance of the contracted services including the production of the forms of the produced checks.


CLAUSE FOURTH

The term for payment must be of 10 (tem) days as of the invoice date, provided that the services were effectively performed and that the delivered are in compliance with the mentioned specifications in the attached Agreement.

PARAGRAPH FIRST. "The values due to the CONTRACTED will be paid by the CONTRACTOR by means of credit in its bank account number 118.000-2 kept at the BANCO Bradesco S.A in the agency 026-4 being the deposit vouchers considered as receipts of the payments performed.

PARAGRAPH SECOND. The CONTRACTED will present the fiscal notes, and must remit them together with the invoices and the vouchering documents of the delivery of the merchandise to the CONTRACTOR.

PARAGRAPH THIRD. The fiscal notes must be deliverd on the same day of its issuance under penalty of prejudicing the wording of the "caput" of this clause at the following address:

BANCO BRADESCO S.A
Transport Department
Building Ex-Grafica
Vila Yara - Osasco -SP
ZIP Code 06029-900


PARAGRAPH FOURTH Being ascertained a mistake in the invoicing performed by the CONTRACTED the CONTRACTOR has the right to return the Fiscal Note for the due corrections and amendments that may be deemed necessary.

PARAGRAPH FIFTH. In the case of the occurrence of the stipulated in the previous chapter, the CONTRACTOR is authorized to perform the payment in the period of 15 days as of the receipt of the invoice and fiscal note duly amended.


CLAUSE FIFTH

The CONTRACTED must furnish the CONTRACTOR with the flow of routines referring to the services rendered detailing the control and amendments that guarantee the loyalty in the receipt of information sent and trustworthiness in the production, the handling and the delivery of the final product.

The CONTRACTED will allow authorized representatives of the CONTRACTOR to access the SITE where the services, object of this agreement, will be performed. The CONTRACTED shall nominate an employee of his to follow the activities of the authorized representatives of the CONTRACTOR, rendering them all the information and clarifications requested.

In case the merchandise or the services object of this agreement will present a fault due to raw material used, failure in production or in the use of equipment the CONTRACTED must comply to substitute them at once without any onus to the CONTRACTOR.

CLAUSE SIXTH

In the event of occurrence of severe faults of the same nature of the services hired, without the effective solution of same on part of the CONTRACTED, the CONTRACTOR may hire for the execution of the services object of this agreement another firm of the same field without any implication on the CONTRACTED non compliance to the terms of this agreement.

CLAUSE SEVENTH


It is established that the CONTRACTOR will periodically visit, at its criteria and without previous notice, the installation of the CONTRACTED with the objective of verifying the quality of the services and the compliance of the clauses of this agreement, including the one that refers to the mentioned attached specifications. The effectiveness of this checking will not exempt the CONTRACTED of the responsibilities undertaken according to this agreement in what refers to the perfect execution of the contracted services.

PARAGRAPH FIRST. It is of the exclusive responsibility of the CONTRACTED the consequences incurred from the loss, misplacement, robbery or printing error, packaging, personalization, magnetization, addressing or any other failures that in any instance may bring direct or indirect risks to the CONTRACTOR or to third parties, either by financial or moral losses, in the period that the services and the merchandise is under their guard and responsibility as well as faults detected upon the use of the checks by the clients of the CONTRACTOR or third parties provided that when the CONTRACTOR comes into the knowledge of the issue, he has adopted means and measures inherent to its situation and possible competence with the objective of avoiding the referred losses.

PARAGRAPH SECOND . The CONTRACTED obliges itself to supply to the CONTRACTED whenever requested, samples of the raw material used in the issuance of the merchandise for analysis in laboratory of free choice of the CONTRACTOR.

PARAGRAPH THIRD. It is of the exclusive responsibility of the CONTRACTED the reimbursement of all the losses that for any reason, guilt or intention in the performance of its commercial activities being it to the CONTRACTOR or to third parties.


CLAUSE EIGHTH

The CONTRACTOR may include, change or exclude, at his criteria, the services, routines that may come to be created, altered or extinguished during the period of this agreement, however being obliged to communicate to the CONTRACTED, in writing, that is, via fax, letter, remaining the referred communication included as part of this agreement.


SOLE PARAGRAPH

Whenever there is the occurrence of inclusions, alterations or exclusions of any service, the costs may be revised, making the values of these items adequate to the new reality.

CLAUSE NINTH

The CONTRACTED must be obliged to:

a) comply in time to the requirements of the CONTRACTOR supplying the demand of services;

b) deliver the services and merchandise in the exact quantity requested by the CONTRACTOR;


c) supply the merchandise and render the services with quality and faultless and without imperfections


d) maintain a stock of check forms in a security area to guarantee the compliance of the CONTRACTORS orders without interruption in the supply, reserving an appropriate site specific for stock free of humidity or free of other elements that may damage the quality of the checks up to the moment when they are delivered to the CONTRACTOR

e) maintain internal controls that allow the immediate identification of eventual abnormal occurrences in the service processing, which must be communicated immediately to the CONTRACTOR.


CLAUSE TENTH

It is of the exclusive responsibility of the CONTRACTED to keep in specific rooms, the photolythos of the CONTRACTOR used or not in the production of the checks and the covers of the checkbooks. The access to these rooms is only allowed to employees of both parties duly authorized. Said photolythos may be requested by the CONTRACTOR at any time, as they are its property.


CLAUSE ELEVENTH

The CONTRACTED, under the penalties of the law must maintain the most complete and absolute secrecy on all the data, materials, details, information, documents technical and commercial specifications of the products of the CONTRACTOR , even of information that may come to its knowledge or may have access, or that may be trusted upon it, being or not related to the rendering of service object of this agreement.


CLAUSE TWELVETH

The CONTRACTED assumes, in this moment in an irrevocable manner total and integral responsibility for any losses or damages, personal or material that may be incurred on the CONTRACTOR or third parties due to the supply under this agreement and that are of the fault of the CONTRACTED, its employees or its representatives, provided that the CONTRACTED, once coming to the knowledge of the event has taken possible measures inherent to its position and competence with the objective of avoiding said losses or of its representatives.


CLAUSE THIRTEENTH

Upon the signature of this agreement the CONTRACTED is obliged to deliver to the CONTRACTOR a copy of the Social Securities Contribution Clearance (CN - INSS in force, as well as copy of all the ones issued afterwards every 60 days.


CLAUSE FOURTEENTH

The CONTRACTED will supply the necessary professionals required for the performance of its services herein contracted, being of its own and exclusive responsibility the labor charges, social security, social and any other one.


CLAUSE FIFTEENTH

The CONTRACTED assumes integral and exclusive responsibility for all and any eventual labor claim that may be filed against the CONTRACTOR, by employees or representatives of the CONTRACTED, due to the rendering of services in relation to tis agreement or its eventual amendments, even if there is Legislation on this matter, excepting the wording in the previously signed agreement between both parties that may deem a different interpretation.


CLAUSE SIXTEENTH

The agree services will be performed exclusively by professionals belonging to the staff of the CONTRACTED unless there is written authorization and in writing from the CONTRACTOR allowing for other people indicated by the CONTRACTED to perform them. In this case all the duties herein stipulated by the CONTRACTED in relation to its employees will also be extensive to the people indicated by it for the rendering of services.


CLAUSE SEVENTEENTH

The CONTRACTED obliges itself to compromise to the CONTRACTOR the technological updating relative to the security requirements applicable to the production of checks.


CLAUSE EIGHTEENTH

It is prohibited to the CONTRACTED to issue exchange securities or "credit bonds" resulting form the services herein agreed upon.


CLAUSE NINETEENTH

The CONTRACTED obliges itself to give and ensure total guarantee of the quality of its services performed by it and of the merchandises produced, making it feasible to the CONTRACTOR the access and the follow up during the period of production .


CLAUSE TWENTIETH

The CONTRACTOR must inform the CONTRACTED which employees are authorized to accompany the production and quality processes on their sites.


CLAUSE TWENTY-FIRST

The non compliance with any of the clauses herein stated or conditions herein stipulated may provoke the immediate rescission of this agreement, by means of written notice indicating the reasons to the other party that will have the period of 10 days, as of the receipt of the communication, to comply with the request to overcome the difficulty. Once this period is over and having the fault not been overcome, the agreement may be considered null and void, being the breaching part responsible for eventual losses and or damages that may be caused.


CLAUSE TWENTY SECOND

Besides those stipulated in the law this agreement will be considered null and void in the following occasions A) if any of the parties goes bankrupt, requests receivership or has its bankruptcy or receivership requested by third parties;
B) if the CONTRACTED has its license cancelled for execution of services already agreed upon; C) if the CONTRACTED interrupts its activities for a period superior to 30 (thirty) days.


CLAUSE TWENTY THIRD

It is hereby established that a compensatory fine of 10% (ten) percent applicable on the entire daily invoicing of the ordered product, may be due to the CONTRACTOR whenever the CONTRACTED has a procedure in disagreement with the stipulated in this agreement, including if the product is delivered out of the scheduled period in accordance to clause second, paragraph first, without onus of the disclosures established in clause twelve and twenty one.


CLAUSE TWENTY FOURTH

The fortituous cases and force majeure resulting from this agreement are of exclusive responsibility of the parties in accordance to Article 1058 of the Brazilian Civil Code.


CLAUSE TWENTY FIFTH


The rights and duties of this agreement cannot be transferred to any of the parties without the previous and written consent, of the other party.


CLAUSE TWENTY SIXTH


It is expressly prohibited to the CONTRACTED to use the terms of this agreement, being in disclosure or advertising, without previous and express consent of the CONTRACTOR, being able to consider this agreement automatically null and void, besides having the CONTRACTED to pay AN agreement fine for losses and damages incurred.


CLAUSE TWENTY SEVENTH

Taxes that are due incurred directly or indirectly in this agreement will constitute onus of responsibility to the tax payer, in accordance to the stipulation in the Tax Law.


CLAUSE TWENTY EIGHTH

This agreement shall be in force for the period of 24 months as of the date of its signature, however it can be extended por similar or shorter period, by means of an agreement with and anticipation of 30 days of the validity date.


CLAUSE TWENTY NINTH


A- This agreement may be declared null and void at any time, by any of the parties, without any claim to indemnity or compensation, by means of a written advice with 60 (sixty) days beforehand, counted from the receipt of the written advise by the other party.

B- If the rescission is of the CONTRACTED initiative, it will be its responsibility to deliver all the services that had been ordered, immediately receiving the payment that eventually will be due, extinguishing the right for payment of any other services that have not been completed.

C- If the initiative to declare this agreement null and void is of the CONTRACTOR'S responsibility the amounts due will be those regarding the services of the stages already completed and that are pending payment.

D- In the event of rescission of this agreement the CONTRACTED must return to the CONTRACTOR all the documents that eventually are still in its hands.

E- The failure or tolerance of the parties to demand the strict compliance of the terms and conditions of this agreement will not constitute novation or renouncement , neither will it affect their rights that may be proceeded at any time.

F- The attachment with its respective quantities and technical specifications duly dated and signed by the parties concerned integrates this agreement in what it concerns all the provisions of the law, as if they were in it transcribed.

G- Eventual inclusions of other clauses, exclusions or alterations of the ones already prevailing, will be included in an amendment duly signed by both parties, that will be considered whole part of this agreement.

H- It is of the exclusive responsibility of the CONTRACTED the consequences resulting from the loss, misplacement or robbery or any other fault that in any instance may bring serious risks directly or indirectly to the CONTRACTOR or to third parties with financial or moral losses, as long as the services and the merchandises are under its guard and responsibility as well as for faults detected upon the use of the checks.

The jurisdiction of the Comarca de Osasco - S.P. is chosen to come into the knowledge and settle any issues relative to this agreement. And being both parties in full agreement thereof this agreement is duly signed together with the witnesses below mentioned